================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                -----------------


        Date of Report (Date of earliest event reported) August 15, 2001




                            VITA FOOD PRODUCTS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




             Nevada                       1-12599                 36-3171548
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)




          2222 W. Lake Street
        Chicago, Illinois 60612                                  60612
(Address of principal executive offices)                       (Zip Code)




                                  (312)738-4500
              (Registrant's telephone number, including area code)



================================================================================

This Form 8-K/A is being filed to include the required financial statements and pro forma financial information omitted from the Current Report on Form 8-K filed on August 30, 2001 by Vita Food Products, Inc. with respect to its acquisition of all of the issued and outstanding shares of capital stock of Virginia Honey Company, Inc., a West Virginia corporation.


ITEM 7.  Financial Statements and Exhibits.

  (a)  Financial statements of business acquired.


                          VIRGINIA HONEY COMPANY, INC.

                                FINANCIAL REPORT

                           DECEMBER 31, 2000 AND 1999


                                    CONTENTS

                                                                      PAGE
                                                                      ----

Independent Auditor's Report on the Financial Statements                3

Financial Statements:
   Balance sheets                                                       4
   Statements of income                                                 5
   Statements of retained earnings (deficit)                            5
   Statements of cash flows                                             6
   Notes to financial statements                                        7

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Virginia Honey Company, Inc.
Inwood, West Virginia

     We have audited the accompanying balance sheets of Virginia Honey Company, Inc. as of December 31, 2000 and 1999, and the related statements of income, retained earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our report dated June 11, 2001, we expressed a qualified opinion on the balance sheets as of December 31, 2000 and 1999, and the related statements of income, retained earnings (deficit) and cash flows for the year December 31, 2000 because we did not observe the taking of the physical inventories as of December 31, 2000 and 1999. We also disclaimed an opinion on the accompanying statements of income, retained earnings (deficit) and cash flows for the year ended December 31, 1999 because we had not applied audit procedures necessary to satisfy ourselves about the classifications and amounts comprising the balance sheet as of December 31, 1998. We have subsequently satisfied ourselves through alternative auditing procedures, as to the amounts of inventory as of December 31, 2000 and 1999 and have applied audit procedures necessary to satisfy ourselves about the classifications and amounts comprising the balance sheet as of December 31, 1998. Accordingly, our present opinion on the 2000 and 1999 financial statements as presented herein, is different from that expressed in our previous report.

     In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Virginia Honey Company, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                    /s/ SMITH ELLIOTT KEARNS & COMPANY, LLC


Hagerstown, Maryland
October 24, 2001

                          VIRGINIA HONEY COMPANY, INC.

                                  BALANCE SHEET
                           DECEMBER 31, 2000 and 1999


                ASSETS                                                      2000          1999
                                                                        -----------    -----------
CURRENT ASSETS
Cash                                                                    $   211,510    $   443,574
Accounts receivable - trade                                                 516,706      1,211,770
Inventories
  Raw materials                                                           2,037,720        509,574
  Finished goods                                                            247,651        226,353
Prepaid expenses and other current assets                                     9,405          7,391
                                                                        -----------    -----------

TOTAL CURRENT ASSETS                                                    $ 3,022,992    $ 2,398,662
                                                                        -----------    -----------

PROPERTY AND EQUIPMENT
Equipment                                                               $ 1,564,061    $ 1,109,333
Transportation equipment                                                    132,191        130,191
Furniture and fixtures                                                       22,020         22,020
Leasehold improvements                                                       71,803         68,728
Construction in progress                                                    120,920        213,105
                                                                        -----------    -----------
                                                                        $ 1,910,995    $ 1,543,377
Less accumulated depreciation                                               809,197        517,855
                                                                        -----------    -----------
                                                                        $ 1,101,798    $ 1,025,522
                                                                        -----------    -----------
OTHER ASSETS
Copyright costs, less accumulated amortization of $495
and $312 in 2000 and 1999, respectively                                 $     2,240    $     2,423
Formulation costs, less accumulated amortization of
$4,387 and $2,193 in 2000 and 1999, respectively                             44,966         47,160
                                                                        -----------    -----------
                                                                        $    47,206    $    49,583
                                                                        -----------    -----------

TOTAL ASSETS                                                            $ 4,171,996    $ 3,473,767
                                                                        ===========    ===========


           LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)                   2000          1999
                                                                        -----------    -----------
CURRENT LIABILITIES
Note payable - line-of-credit                                           $   500,000    $         -
Current maturities of long-term debt                                        179,125        178,281
Accounts payable                                                            589,756        569,734
Accrued other expenses                                                      221,515        934,668
                                                                        -----------    -----------

TOTAL CURRENT LIABILITIES                                               $ 1,490,396    $ 1,682,683
                                                                        -----------    -----------

LONG-TERM DEBT, LESS CURRENT MATURITIES                                 $ 3,340,003    $ 3,357,487
                                                                        -----------    -----------

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock, $1 par value, 5,000 shares authorized,
  one share issued and outstanding                                      $         1    $         1
Retained earnings (deficit)                                                (658,404)    (1,566,404)
                                                                        -----------    -----------
                                                                        $  (658,403)   $(1,566,403)
                                                                        -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)                    $ 4,171,996    $ 3,473,767
                                                                        ===========    ===========

                          VIRGINIA HONEY COMPANY, INC.

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                     2000              1999
                                                 ------------      ------------

NET SALES                                        $ 11,706,624      $ 12,817,467

COSTS OF GOODS SOLD                                 7,124,839         8,068,704
                                                 ------------      ------------

GROSS PROFIT                                     $  4,581,785      $  4,748,763
                                                 ------------      ------------

SELLING AND ADMINISTRATIVE EXPENSES
  Selling, marketing and distribution            $  1,495,909      $  1,589,945
  Administrative                                    1,369,375         1,217,354
                                                 ------------      ------------

                                                 $  2,865,284      $  2,807,299
                                                 ------------      ------------

OPERATING INCOME                                 $  1,716,501      $  1,941,464
                                                 ------------      ------------

OTHER INCOME (EXPENSE)
Interest expense                                 $   (248,713)     $   (263,726)
Interest income                                        32,193            21,585
                                                 ------------      ------------
                                                 $   (216,520)     $   (242,141)
                                                 ------------      ------------

INCOME BEFORE INCOME TAXES                       $  1,499,981      $  1,699,323

PROVISION FOR INCOME TAXES                            591,981           671,861
                                                 ------------      ------------

NET INCOME                                       $    908,000      $  1,027,462
                                                 ============      ============




                          VIRGINIA HONEY COMPANY, INC.

                    STATEMENTS OF RETAINED EARNINGS (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2000 AND 1999


BALANCE (DEFICIT), DECEMBER 31, 1998                           $(2,593,866)

Net income                                                       1,027,462
                                                               -----------

BALANCE (DEFICIT), DECEMBER 31, 1999                           $(1,566,404)

Net income                                                         908,000
                                                               -----------

BALANCE (DEFICIT), DECEMBER 31, 2000                           $  (658,404)
                                                               ===========




   The Notes to Financial Statements are an integral part of these statements.

                          VIRGINIA HONEY COMPANY, INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                          2000          1999
                                                      -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES
Net income                                            $   908,000    $ 1,027,462
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Depreciation                                              291,342        262,176
Amortization                                                2,376          2,376
(Increase) decrease in:
Accounts receivable - trade                               695,064       (543,724)
Inventories                                            (1,549,444)      (401,910)
Prepaid expenses and other current expenses                (2,014)        10,629
Increase (decrease) in :
Accounts payable                                           20,022       (322,481)
Accrued other expenses                                   (713,153)       716,339
                                                      -----------    -----------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES   $  (347,807)   $   750,867
                                                      -----------    -----------


CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment                   $  (367,618)   $  (434,776)
Purchase of intangible assets                                   -        (49,353)
                                                      -----------    -----------

NET CASH (USED IN) INVESTING ACTIVITIES               $  (367,618)   $  (484,129)
                                                      -----------    -----------


CASH FLOW FROM FINANCING ACTIVITIES
Net borrowings on line-of-credit                      $   500,000    $         -
Principal borrowings on long-term debt                    159,846        400,000
Principal payments on long-term debt                     (176,485)      (401,229)
                                                      -----------    -----------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES   $   483,361    $    (1,229)
                                                      -----------    -----------

NET INCREASE (DECREASE) IN CASH                       $  (232,064)   $   265,509

CASH, BEGINNING OF YEAR                                   443,574        178,065
                                                      -----------    -----------

CASH, END OF YEAR                                     $   211,510    $   443,574
                                                      ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest                                              $   248,713    $   256,899
Income taxes                                          $   967,085    $   376,422





   The Notes of Financial Statements are an integral part of these statements.

NOTE 1.  A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Operations and Concentrations:
             The Virginia Honey Company, Inc. (VHC) was a privately owned salad dressing producer and honey packaging company. As disclosed in Note 11, the VHC was sold to Vita Food Products, Inc. effective July 1, 2001 and became a wholly owned subsidiary of a publicly traded company. The salad dressings are produced and packaged in a facility in West Virginia. The honey is processed and packaged in a facility in Virginia. Sales are made throughout the United States and worldwide, primarily to retail establishments to whom VHC grants credit. VHC's largest customer accounted for approximately 60% of total sales and 50% of accounts receivable for the years ended December 2000 and 1999.

             During 2000 and 1999, approximately 50% of all materials were purchased from two suppliers. Management of VHC cannot foresee a reason why the VHC would be unable to continue to purchase materials from either of its main suppliers, both of which offer products that can be purchased from alternative sources.

         Use of Estimates:
             The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Cash:
             VHC maintains its cash in bank accounts, which at times, may exceed federally insured limits. Management of VHC is aware of this situation and considers this to be a normal business risk.

         Accounts Receivable:
             Management of VHC periodically reviews the collectibility of the accounts receivable and those accounts which are considered not collectible are written off as bad debts. Based on management's review, an allowance for doubtful accounts is not considered necessary.

         Inventory:
             Inventory is stated at the lower of cost or market computed using the first-in, first-out (FIFO) method.

         Property and Equipment:
             Property and equipment are stated at cost and depreciation is computed using accelerated methods over the estimated useful lives of the assets, which range from 3 to 7 years.

             When assets are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income during the period. The cost of maintenance and repairs is charged to income as incurred; significant betterments are capitalized.

         Advertising:
              Advertising costs are expensed as incurred. Advertising expenses amounted to $441,919 and $454,739 for the years ended December 31, 2000 and 1999, respectively.

         Statement of Cash Flows:
             For the purpose of the statement of cash flows, VHC has defined cash equivalents as all highly liquid deposits and other investments that have an original maturity of three months or less.

         Intangible Assets:
             Intangible assets, representing the cost of copyrights and the purchase of formula rights, are being amortized on a straight-line basis over 15 years.

NOTE  2. INVENTORIES

         Inventories determined by the FIFO method consisted of the following at December 31:


                                                2000                  1999
                                             -----------            ---------

         Raw materials                       $ 2,037,720            $ 509,574
         Finished goods                          247,651              226,353
                                             -----------            ---------
                                             $ 2,285,371            $ 735,927
                                             ===========            =========



NOTE  3. NOTE PAYABLE - LINE-OF-CREDIT

         A line-of-credit agreement with a local bank allows VHC to borrow up to a maximum of $ 600,000 for working capital needs. Borrowings at December 31, 2000 and 1999 on this line-of-credit amounted to $500,000 and $ -0-, respectively. Interest is payable monthly at a variable rate based on the New York Prime Rate, 9.5% at December 31, 2000. The note is secured by all accounts receivable and inventory and is personally guaranteed by VHC's stockholder.

NOTE 4.  LONG-TERM DEBT

                                                                          2000                               1999
                                                            --------------------------------      ---------------------------
                                                                                    NON-                             NON-
                                        COLLATERAL            CURRENT              CURRENT         CURRENT          CURRENT
                                      --------------        ------------         -----------      ---------       -----------
Term loan, bank, due
2009, required monthly
payments of $10,500,
including interest fixed
at 7.5%, $879,000
total commitment
available with total                  Equipment, also
borrowings of $677,000                 guaranteed by
at 2000 and $517,000                   the Company's
at 1999.                                stockholder         $     89,192         $   429,436      $  94,411       $   356,986

Term loan, former
stockholder, due 2018,
required monthly                      Virginia Honey
payments of $24,760,                      Company
including interest at 7%                   stock                  89,933           2,910,567         83,870         3,000,501
                                                            ------------         -----------      ---------       -----------
                                                            $    179,125         $ 3,340,003      $ 178,281       $ 3,357,487
                                                            ============         ===========      =========       ===========




         The aggregate amount of future payments on long-term borrowings at December 31, 2000 is as follows:


          2001                           $    179,125
          2002                                192,551
          2003                                206,984
          2004                                222,500
          2005                                237,015
          Thereafter                        2,480,953
                                         -------------
                                         $  3,519,128
                                         =============



         The bank debt listed above, along with the line-of-credit, was refinanced in 2001, at comparable terms with another bank in which VHC's stockholder is a director.

NOTE 5.  STOCKHOLDER'S EQUITY (DEFICIT)

         In 1998, VHC redeemed 499 of the then outstanding 500 shares of common stock held by a former single stockholder and entered into a note payable under which the 499 shares are being held in escrow as security on the note, see Note 4. The redemption price of $3,193,600 is reflected in retained earnings (deficit) on the balance sheet.

NOTE 6.  LEASES

         In December 1999, VHC entered into an operating lease for a vehicle for a term of 36 months at $703 a month.

         VHC leases its Virginia facility from an entity whose owner is the stockholder of VHC. The lease automatically renews annually on July 1, unless either party gives written notice to terminate not less than 60 days prior to the renewal date. The monthly rent is currently $9,000 per month and VHC is responsible for all real estate taxes and insurances.

         VHC leases its West Virginia facility from an entity whose owner is the former stockholder of VHC. The lease was renegotiated on July 1, 2000 and will continue for a term of 41 months and automatically renews on a year-to-year basis unless either party gives written notice to terminate not less than 6 months prior to the renewal date. The monthly rent is set at $16,531 per month and the Landlord is responsible for all real estate taxes and insurances. This lease includes options in which VHC can sublease the premises and, at the end of the 41 months, VHC's current stockholder has the option to purchase the property at a set amount to be financed by the landlord.

         In addition, VHC pays rent to an entity whose owner is the stockholder of VHC for an addition to the West Virginia facility; also, see Note 9. This lease is for an initial term of 38 months, beginning October 1, 2000, at $4,700 per month, to coincide with the above lease agreement. The lease calls for an automatic renewal, unless either party gives written notice to terminate not less than 60 days prior to the termination of the initial term, for a 10-year term at a combined rental of $21,000 per month for the entire property, plus VHC becomes responsible for any real estate taxes and insurances.

         The future noncancelable minimum lease payments provided for in the leases as of December 31, 2000 is as follows:


         YEAR ENDING DECEMBER 31,
         ------------------------
                2001                        $249,105
                2002                         262,502
                2003                         233,541
                                            --------
                                            $745,148
                                            ========



         Total lease expense for the above leases was $300,771 and $275,239 for the years ended December 31, 2000 and 1999, respectively.

NOTE 7.  PROFIT SHARING PLAN

         VHC has a 401(k) profit sharing plan providing retirement benefits for its employees who meet certain age and service eligibility requirements.

         Under the plan, VHC matches 50% of employee's contributions up to a maximum of 15% of employee's contribution. VHC's total contributions under the plan amounted to $30,884 and $22,336 for 2000 and 1999, respectively.

NOTE 8.  INCOME TAXES

         The provision for income taxes represents current federal and state taxes. Differences between income taxes computed at the statutory federal income tax rate applied to pre-tax accounting income and the income tax provisions in the statements of income are due to state taxes and the effect of permanent, nondeductible expenses.

         Deferred taxes generally reflect temporary differences between tax reporting and financial statement reporting in the recognition of revenue and expense. VHC has no such differences at December 31, 2000 and 1999.

NOTE 9.  PURCHASE COMMITMENTS

         At December 31, 2000, VHC had an agreement to purchase two Kenworth trucks at a total cost of $109,897. Delivery occurred in January and March of 2001. A deposit of $2,000 was recorded in transportation equipment at December 31, 2000 relating to this transaction.

         During 2000, VHC entered into a contract to add 10,000 square feet to the plant in West Virginia that is leased from a related party. VHC is expecting to pay approximately $210,000 for the addition, which will be recorded as a leasehold improvement. At December 31, 2000, $120,920 of costs were incurred and are recorded as construction in progress on the balance sheet.

NOTE 10. CONTINGENCIES

         VHC is involved in arbitration with a former distributor. In management's opinion, VHC has a strong defense as to the claims being made and the ultimate liability or loss, if any, will not have an adverse material effect on its financial position.

NOTE 11. SUBSEQUENT EVENTS

         In addition to the subsequent events disclosed elsewhere in the notes, VHC's stockholder sold 100% of VHC's outstanding stock to Vita Food Products, Inc. (a publicly traded company) on August 15, 2001. The related agreement includes, among other things, an employment contract for the continued employment of the stockholder and modifications to the terms of the real estate lease agreements.

         (b) Pro forma financial information.


                            VITA FOOD PRODUCTS, INC.
                                       AND
                          VIRGINIA HONEY COMPANY, INC.

             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

BASIS OF PREPARATION

The unaudited pro forma consolidated balance sheet at June 30, 2001 and pro forma consolidated statement of operations for the six months ended June 30, 2001 and year ended December 31, 2000 includes the accounts of Vita Food Products, Inc. ("Vita") and Virginia Honey Company, Inc. ("VHC"). The unaudited pro forma financial statements have been prepared to illustrate the estimated effects of the acquisition of VHC by Vita (the "Acquisition"). The Acquisition is accounted for under the purchase method of accounting. The pro forma financial statements were derived by adjusting the historical financial statements of Vita and VHC for certain transactions pursuant to the Acquisition described in the notes to the unaudited pro forma financial statements.

The historical financial statements of VHC were provided by the management of VHC for the years ended December 31, 2000 and 1999.

The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2001 and year ended December 31, 2000 were prepared as if the Acquisition had occurred on January 1, 2000. The unaudited pro forma consolidated balance sheet at June 30, 2001 was prepared as if the Acquisition had occurred on June 30, 2001. The pro forma financial data should be read in conjunction with the financial statements of Vita and VHC.

The pro forma financial data does not purport to be indicative of the results which actually could have been obtained had such transactions been completed as of the assumed dates or which may be obtained in the future. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

                            VITA FOOD PRODUCTS, INC.
                                       And
                          Virginia Honey Company, Inc.
                Pro Forma Consolidated Balance Sheet (Unaudited)
                                  June 30, 2001
                                 (in thousands)

----------------------------------------------------------  --------     ----------   -----------   -------------
                                                                           VIRGINIA     Pro Forma      Pro Forma
At June 30, 2001                                                VITA          HONEY   Adjustments    Consolidated
----------------------------------------------------------  --------     ----------   -----------   -------------
ASSETS
CURRENT ASSETS
  CASH                                                      $    102     $      230     (230) (2)    $       102
  ACCOUNTS RECEIVABLE                                          2,081            975                        3,056
  INVENTORIES                                                  3,751          2,503                        6,254
  PREPAID EXPENSES AND OTHER CURRENT ASSETS                      359             16                          375
  DEFERRED INCOME TAXES                                          272              0                          272
----------------------------------------------------------  --------     ----------                  -----------
TOTAL CURRENT ASSETS                                           6,564          3,724                       10,059

PROPERTY, PLANT AND EQUIPMENT
  LAND                                                            35              0                           35
  BUILDING AND IMPROVEMENTS                                    1,984              0                        1,984
  LEASEHOLD IMPROVEMENTS                                           0            310                          310
  MACHINERY AND EQUIPMENT                                      6,059          1,843                        7,902

LESS: ACCUMULATED DEPRECIATION AND AMORTIZATION               (4,904)          (933)                      (5,837)
----------------------------------------------------------  --------     ----------                  -----------
NET PROPERTY, PLANT AND EQUIPMENT                              3,175          1,219                        4,394

OTHER ASSETS                                                     207             46     5,200 (1)          5,453
----------------------------------------------------------  --------     ----------                  -----------
TOTAL ASSETS                                                $  9,947     $    4,989                  $    19,906
==========================================================  ========     ==========                  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  CURRENT MATURITIES OF LONG-TERM OBLIGATIONS               $    255     $      361     5,088 (2)    $     5,704
  ACCOUNTS PAYABLE                                             1,866          1,171                        3,037
  ACCRUED OTHER EXPENSES                                         285            162                          447
----------------------------------------------------------  --------     ----------                  -----------
TOTAL CURRENT LIABILITIES                                      2,407          1,694                        9,189

LONG-TERM OBLIGATIONS, LESS CURRENT MATURITIES                 4,301          3,593   (415)(1)(2)          7,479
----------------------------------------------------------  --------     ----------                  -----------
TOTAL LIABILITIES                                              6,708          5,287                       16,668

SHAREHOLDERS' EQUITY
  COMMON STOCK                                                    37              0                           37
  ADDITIONAL PAID IN CAPITAL                                   3,375              0                        3,375
  RETAINED EARNINGS                                             (173)          (297)      297 (1)           (173)
----------------------------------------------------------  --------     ----------                  -----------
TOTAL SHAREHOLDERS' EQUITY                                     3,239           (297)                       3,239
----------------------------------------------------------  --------     ----------                  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $  9,947     $    4,989                  $    19,907
==========================================================  ========     ==========                  ===========


             See Notes to Pro Forma Financial Statements (Unaudited)

                            VITA FOOD PRODUCTS, INC.
                                       And
                          Virginia Honey Company, Inc.
           Pro Forma Consolidated Statement of Operations (Unaudited)
                         Six Months Ended June 30, 2001
                                 (in thousands)


-----------------------------------------------------  --------      ----------   -----------     -------------
                                                                       VIRGINIA     Pro Forma         Pro Forma
For the six months ended June 30, 2001                     VITA           HONEY   Adjustments      Consolidated
-----------------------------------------------------  --------      ----------   -----------     -------------
NET SALES                                             $  11,246      $    6,470                   $      17,716
COST OF SALES                                             8,208           4,214                          12,422
----------------------------------------------------- ---------      ----------                   -------------

GROSS PROFIT                                              3,039           2,256                           5,295

SELLING AND ADMINISTRATIVE EXPENSES
SELLING, MARKETING & DISTRIBUTION                         1,894             817                           2,711
ADMINISTRATIVE                                            1,037             686     (103) (3)             1,620
----------------------------------------------------- ---------      ----------                  --------------
TOTAL                                                     2,931           1,504                           4,331
----------------------------------------------------- ---------      ----------                   -------------

INCOME FROM OPERATIONS                                      108             752                             964

(GAIN) ON SALE OF EQUIPMENT                                   0             (17)                            (17)
INTEREST (INCOME)                                             0              (8)        8 (4)                 0
INTEREST EXPENSE                                            189             146       162 (4)               497
----------------------------------------------------- ---------      ----------                   -------------

INCOME BEFORE TAXES                                         (81)            631                             484

INCOME TAX EXPENSE (BENEFIT)                                (52)            270     (270) (5)               (52)
----------------------------------------------------- ---------      ----------                   -------------

NET (LOSS) INCOME                                          ($29)           $361                   $         535
----------------------------------------------------- ---------      ----------                   -------------

BASIC EARNINGS PER SHARE                                 ($0.01)                                          $0.14
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                    3,724,546                                       3,724,546
----------------------------------------------------- ---------                                   -------------

DILUTED EARNINGS PER SHARE                               ($0.01)                                          $0.14
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING (5)                                3,724,546                                       3,737,590
----------------------------------------------------- ---------                                   -------------

             See Notes to Pro Forma Financial Statements (Unaudited)

                            VITA FOOD PRODUCTS, INC.
                                       And
                          Virginia Honey Company, Inc.
           Pro Forma Consolidated Statement of Operations (Unaudited)
                          Year Ended December 31, 2000
                                 (in thousands)


---------------------------------------------------  --------      ----------   -----------      -------------
                                                                     VIRGINIA     Pro Forma          Pro Forma
For the year ended December 31, 2000                     VITA           HONEY   Adjustments       Consolidated
--------------------------------------------------- ---------      ----------   -----------      -------------
NET SALES                                           $  25,127      $   11,707                    $      36,834
COST OF SALES                                          17,929           7,125                           25,054
--------------------------------------------------- ---------      ----------                    -------------

GROSS PROFIT                                            7,198           4,582                           11,780

SELLING AND ADMINISTRATIVE EXPENSES
SELLING, MARKETING & DISTRIBUTION                       4,094           1,496                            5,590
ADMINISTRATIVE                                          2,000           1,369     (262) (3)              3,108
--------------------------------------------------- ---------      ----------                    -------------
TOTAL                                                   6,094           2,865                            8,698
--------------------------------------------------- ---------      ----------                    -------------

INCOME FROM OPERATIONS                                  1,104           1,717                            3,082

INTEREST (INCOME)                                           0             (32)       32 (4)                  0
INTEREST EXPENSE                                          402             249       456 (4)              1,107
--------------------------------------------------- ---------      ----------                    -------------

INCOME BEFORE TAXES                                       702           1,500                            1,975

INCOME TAX EXPENSE (BENEFIT)                              (20)            592     (592) (5)                (20)
--------------------------------------------------- ---------      ----------                    -------------

NET INCOME                                          $     722            $908                    $       1,995
--------------------------------------------------- ---------      ----------                    -------------

BASIC EARNINGS PER SHARE                                $0.19                                            $0.54
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                  3,716,818                                        3,716,818
--------------------------------------------------- ---------                                    -------------

DILUTED EARNINGS PER SHARE                              $0.19                                            $0.54
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                  3,728,631                                        3,728,631
--------------------------------------------------- ---------                                    -------------


             See Notes to Pro Forma Financial Statements (Unaudited)

                            VITA FOOD PRODUCTS, INC.
                                       AND
                          VIRGINIA HONEY COMPANY, INC.
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



NOTE A. The pro forma adjustments to the consolidated balance sheet are as follows:

     (1) To reflect the acquisition of VHC and the allocation of the purchase price on the basis of the fair values of the assets acquired and the liabilities assumed. The purchase price and its allocation to the assets and liabilities of VHC are as follows (in thousands):

            Purchase price:
                     Cash from borrowings under Vita's new term loan     $4,903
                                                                         ------
                     Total purchase price                                 4,903

            Allocation of purchase price:
                     Shareholders' deficit of VHC                           297
                                                                         ------

            Cost in excess of net assets acquired                        $5,200
                                                                         ======


     (2) To represent Vita's new credit facility consisting of a term loan for $5,555,000 and a revolving note of up to $7,000,000. Total borrowings under the revolving note after the affects of the acquisition in this pro forma are $4,422,000. The additional borrowings and VHC cash were used to payoff certain Vita and VHC debt as follows:

               Purchase price borrowings in (1):                         $4,903
               Additional new borrowings under Vita's new term loan         652
               Additional short-term borrowings under revolving note        258
               Payoff of certain VHC debts (a)                             (726)
                                                                         ------
               Total new debt                                             5,813

               Payoff of certain Vita and VHC short-term debts             (414)
                                                                         ------

               Net additional borrowings                                 $4,673
                                                                         ======

Pro forma debt adjustments have been allocated between current maturities and long-term debt based on the terms of the new credit facility.



(a) Net of VHC cash of $230.

                            VITA FOOD PRODUCTS, INC.
                                       AND
                          VIRGINIA HONEY COMPANY, INC.
  NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONCLUDED



NOTE B. The pro forma adjustments to the consolidated statements of operations are as follows:

                                                                                YEAR ENDED           SIX MONTHS ENDED
                                                                         DECEMBER 31, 2000              JUNE 30, 2001
                                                                         -----------------              -------------
       (3)      Adjustments to administrative expenses:
                    Amortization of bank agreement
                       costs  over the term of the
                       agreement                                                    $   52                    $   26
                    Reduction in officer compensation
                       for Terry Hess of VHC due to an
                       annual compensation of $300,000
                       per his employment agreement
                       entered into in conjunction with
                       the purchase of VHC                                            (314)                     (129)
                                                                                    ------                    ------
                                                                                     ($262)                    ($103)
                                                                                    ======                    ======

       (4)      Adjustments to interest income and expense:
                    Eliminate interest income of VHC                                $   32                    $    8
                                                                                    ======                    ======
                    Interest on term loan at average rate of
                       9.2% and 7.6% respectively                                   $  472                      $207
                    Additional interest on revolving credit
                       facility at average rate of 9.2% and
                       7.4% respectively                                                55                         5
                    Eliminate historical interest on loans
                       paid off                                                        (71)                      (49)
                                                                                    ------                    ------
                                                                                    $  456                    $  162
                                                                                    ======                    ======

       (5) To adjust tax expense to reflect the income tax effects based on the utilization of Vita's net operating loss carryforwards and tax credit of $1,590,000 and $50,000 and $1,370,000 and $77,000 in 2000 and 2001 respectively.


     (c)    Exhibits.

            See exhibit index attached.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 VITA FOOD PRODUCTS, INC.


Date: October 29, 2001           By:           //Stephen D. Rubin//
                                    --------------------------------------------
                                                 Stephen D. Rubin
                                                     President
                                           (Principal Executive Officer)



Date: October 29, 2001           By:         //Clifford K. Bolen//
                                    --------------------------------------------
                                               Clifford K. Bolen
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                  EXHIBIT INDEX


Exhibit Number      Document
--------------      --------

2.1 Stock Purchase Agreement, dated as of June 29, 2001, between Vita Food Products, Inc., Virginia Honey Company, Inc. and Terry W. Hess.*

2.2 First Amendment to Stock Purchase Agreement, dated August 2001, between Vita Food Products, Inc., Virginia Honey Company, Inc. and Terry W. Hess.*

99.1                Press release dated July 9, 2001.*

99.2                Press release dated August 17, 2001.*



-----------------
* Incorporated herein by reference to the corresponding exhibit number of the Current Report on Form 8-K filed by Vita Food Products, Inc. with the Securities and Exchange Commission on August 30, 2001.